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                                                   Ontario Corporation Number
                                                 Numero de la societe en Ontario
                                                            1065259

     For Ministry Use
A l'usage exclusif du ministare

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                             ARTICLES OF AMENDMENT
                            STATUTS DE MODIFICATION


   Form 3         1. The name of the corporation         Denomination sociale
  Business           is:                                 de la societe:
Corporations
    Act              THINKPATH.COM INC.


  Formula 3       2. The name of the corporation         Nouvelle denomination
 Loi sur les         is changed to (if applicable):      sociale de la societe
societes par                                              (s'il y a lieu):
   actions
                     THINKPATH INC.


                  3. Date of incorporation/              Date de la constitution
                     amalgamation:                       ou de la fusion:

                                          1994-02-11
                  --------------------------------------------------------------
                                        (Year, Month, Day)
                                       (annee, mois, jour)

                  4. The articles of the                 Les statuts de la
                     corporation are amended             societe sont modifies
                     as follows:                         de la facon suivante:

                     By changing the authorized share capital of the Corporation by changing the number of common shares that the Corporation is authorized to issue from 15,000,000 to 30,000,000 so that thereafter the Corporation is authorized to issue 30,000,000 common shares and 1,000,000 preferred shares, issuable in series.






Highlander Business
    Solutions
  FORM 3 (B.C.A)
     04/97


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 5. The amendment has been duly              La modification a ete dument
    authorized as required by                autorisee conformement aux articles
    Sections 168 & 170 (as applicable)       168 et 170 (salon le cas) de la Loi
    of the Business Corporations Act.        sur les societes par actions.


 6. The resolution authorizing the           Les actionnaires ou les
    amendment was approved by the            administrateurs (salon le cas) de
    shareholders/directors (as               la societes ont approuve la
    applicable) of the corporation on        resolution autorisant la
                                             modification le

                                   2001 June 6
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                               (Year, Month, Day)
                               (annee, mois, jour)


    These articles are signed in             Les presents status sont signes
    duplicate.                               en double exemplaire.



                                  THINKPATH.COM INC.
                                  ----------------------------------------------
                                              (Name of Corporation)
                                       (Denomination sociale de la societe)

                      By/Par:
                             ---------------------------------------------------
                                 (Signature)         (Description of Office)
                                 (Signature)               (Fonction)